Exhibit 99.1

Chun Ka Tsun

February 18, 2013

Board of Directors

InZon Corporation

RE: Resignation from InZon Corporation

To Whom It May Concern:

Effective as of the date hereof, I hereby resign as a member of the Board of Directors and as the Chief Financial Officer of InZon Corporation.

Sincerely,

/s/ Chun Ka Tsun

Chun Ka Tsun